EXHIBIT 99.3

                                 Stericyle, Inc.

                                Offer to Exchange

                             All of Its Outstanding

               12 3/8% Series A Senior Subordinated Notes due 2009

                                       for

               12 3/8% Series B Senior Subordinated Notes due 2009


THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ___ , _____________, ______, UNLESS THE EXCHANGE OFFER IS EXTENDED.


To Our Clients:

         Enclosed for your consideration is a Prospectus dated _______, 1999 (the "Prospectus") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Exchange Offer") relating to an offer by Stericycle, Inc., a Delaware corporation (the "Company"), to exchange all of its outstanding 12 3/8% Series A Senior Subordinated Notes due 2009 (the "Series A Notes") for 12 3/8% Series B Senior Subordinated Notes due 2009 upon the terms and subject to the conditions set forth in the Exchange Offer.

         We are the holder of record of the Series A Notes held by us for your account. A tender for exchange of such Series A Notes can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender for exchange the Series A Notes held by us for your account.

         We request instructions as to whether you wish to have us tender for exchange on your behalf any or all of such Series A Notes held by us for your account, pursuant to the terms and subject to the conditions set forth in the Exchange Offer.

         Your attention is directed to the following:

         1. The Exchange Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on __________ _________, 1999, unless the Exchange Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

         2. The Exchange Offer is made for all Series A Notes outstanding, constituting $125,000,000 aggregate principal amount as of the date of the Prospectus.

         3. The minimum permitted tender is $1,000 principal amount of Series A Notes, and all tenders must be in integral multiples of $1,000.

         4. The Offer is conditioned upon the satisfaction of certain conditions set forth in the Prospectus under the caption "The Exchange Offer--Conditions to the Exchange Offer." The Exchange Offer is not conditioned upon any minimum principal amount of Series A Notes being tendered for exchange.

         5. Tendering eligible holders will not be obligated to pay brokerage fees or commissions or to pay transfer taxes applicable to the exchange of Series A Notes pursuant to the Exchange Offer.

         6. In all cases, the exchange of Series A Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by State Street Bank and Trust Company (the "Exchange Agent") of
(a)certificates representing such Series A Notes or timely confirmation of a book-entry transfer of such Series A Notes into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering," (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Prospectus) in connection with a book-entry transfer, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may be made to tendering Eligible Holders at different times if delivery of the Series A Notes and other required documents occurs at different times.

         The Exchange Offer is being made solely by the Prospectus and the related Letter of Transmittal and is being made to all Eligible Holders of Series A Notes. The Company is not aware of any state where the making of the Exchange Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Exchange Offer or the acceptance of Series A Notes tendered for exchange pursuant thereto, the Company will make a good faith effort to comply with any such state statute. If, after such good faith effort, the Company cannot comply with such state statute, the Exchange Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Series A Notes in such state. In any jurisdiction where the securities, blue sky or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

         If you wish to have us tender any or all of the Series A Notes held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender for exchange of your Series A Notes, the entire aggregate principal amount of such Series A Notes will be tendered for exchange unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Exchange Offer.

                        Instructions with Respect to the

                                Stericycle, Inc.

                                Offer to Exchange

                             all of its Outstanding

               12 3/8% Series A Senior Subordinated Notes due 2009

                                       for

               12 3/8% Series B Senior Subordinated Notes due 2009

         The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus dated _________, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Exchange Offer") pursuant to an offer by Stericycle, Inc., a Delaware corporation, to exchange all of its outstanding 12 3/8% Series A Senior Subordinated Notes due 2009 ("Series A Notes") for 12 3/8% Series B Senior Subordinated Notes due 2009.

         This will instruct you to tender the principal amount of Series A Notes indicated below (or, if no number is indicated below, the entire aggregate principal amount) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Exchange Offer.

Aggregate Principal Amount of Series A Notes to be Tendered:* $ ___________

Dated:  _______________________, 1999


                                    SIGN HERE

 Signature(s):
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 Please print name(s):
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 Address:
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 Area Code and Telephone Number:
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 Tax Identification or Social Security Number:
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*    Unless otherwise indicated, it will be assumed that the entire principal amount of the Series A Notes held by us for your account are to be tendered for exchange. The minimum permitted tender is $1,000 principal amount of Series A Notes, and all tenders must be in integral multiples of $1,000.